UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2026

authID Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1580 N. Logan St, Suite 660, Unit 51767, Denver, Colorado 80203

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUID	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2026, authID Inc. (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the 30 consecutive business days from July 16, 2026 through August 26, 2026, the closing bid price of the Company’s common stock was below the minimum bid price of $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

The Notice has no immediate effect on the listing or trading of the Company’s common stock, which continues to trade on the Nasdaq Capital Market under the symbol “AUID.” In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial compliance period of 180 calendar days from the date of the Notice, or until February 23, 2027, to regain compliance with the Bid Price Rule. If, at any time during this 180-day period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and this matter will be closed, although Nasdaq may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If the Company elects to implement a reverse stock split to regain compliance, it must complete the split no later than ten business days prior to the expiration of the compliance period.

If the Company does not regain compliance with the Bid Price Rule by February 23, 2027, the Company may be eligible for an additional 180 calendar day compliance period. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2026, the Company is also not in compliance with the stockholders’ equity requirement for continued listing set forth in Nasdaq Listing Rule 5550(b)(1), and unless that deficiency is cured the Company would not satisfy the initial listing standards for the Nasdaq Capital Market that are a condition to a second compliance period. If the Company is not eligible for a second compliance period, or if it appears to Nasdaq that the Company will not be able to cure the deficiency, Nasdaq will provide written notification that the Company’s common stock is subject to delisting. In that event, the Company may appeal that determination to an independent Nasdaq Hearings Panel in accordance with Nasdaq Listing Rule 5815(a), and a timely request for a hearing would stay any suspension or delisting action pending the issuance of the Panel’s decision.

The Company intends to monitor the closing bid price of its common stock and to consider the options available to it to regain compliance with the Bid Price Rule, which may include effecting a reverse stock split, subject to obtaining any required stockholder approval. There can be no assurance that the Company will regain compliance with the Bid Price Rule during the initial compliance period, that the Company will be eligible for a second compliance period, that any action taken by the Company will result in compliance, or that the Company will otherwise satisfy the other continued listing requirements of the Nasdaq Capital Market, including the stockholders’ equity requirement of Nasdaq Listing Rule 5550(b)(1).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s plans and ability to regain and thereafter maintain compliance with the minimum bid price requirement and the other continued listing requirements of the Nasdaq Capital Market, the availability of a second compliance period, the possible implementation of a reverse stock split, and the consequences of any failure to regain compliance. These statements are based on management’s current expectations and are subject to known and unknown risks and uncertainties, including the trading price of the Company’s common stock, the Company’s ability to obtain any required stockholder approval for, and to effect, a reverse stock split, the Company’s ability to cure its stockholders’ equity deficiency and to raise additional capital on acceptable terms or at all, substantial doubt regarding the Company’s ability to continue as a going concern, and the other factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in its subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

authID Inc.

Date: September 1, 2026	By:	/s/ Edward Sellitto
	Name:	Edward Sellitto
	Title:	Chief Financial Officer

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